PROSPECTUS
AUGUST 31, 1995
--------------------------------------------------------------------------------
CORE INTERNATIONAL EQUITY PORTFOLIO
EUROPEAN EQUITY PORTFOLIO
PACIFIC BASIN EQUITY PORTFOLIO
EMERGING MARKETS EQUITY PORTFOLIO
INTERNATIONAL FIXED INCOME PORTFOLIO



--------------------------------------------------------------------------------
Please read this Prospectus carefully before investing, and keep it on file for future reference. It contains information that can help you decide if the Portfolio's investment goals match your own.

A Statement of Additional Information (SAI) dated June 28, 1995 and amended August 31, 1995, has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-437-6016. The Statement of Additional Information is incorporated into this Prospectus by reference.

SEI International Trust (the "Trust") is an open-end investment management com-pany that offers shareholders a convenient means of investing their funds in one or more professionally managed diversified and non-diversified portfolios of securities. The Core International Equity Portfolio, European Equity Portfo-lio, Pacific Basin Equity Portfolio, Emerging Markets Equity Portfolio and In-ternational Fixed Income Portfolio investment portfolios of the Trust, offers two classes of shares, Class A shares and Class D shares. Class D shares differ from Class A shares primarily in the imposition of sales charges and the allo-cation of certain distribution expenses and transfer agent fees. Class D shares are available through SEI Financial Services Company (the Trust's distributor) and through participating broker-dealers, financial institutions and other or-ganizations. This Prospectus offers the Class D shares of the equity and fixed income portfolios (the "Portfolios" and each of these, a "Portfolio") listed above.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS THE OF PRINCIPAL AMOUNT INVESTED.
--------------------------------------------------------------------------------

 ................................................................................

 TABLE OF
 CONTENTS

  Fund Highlights..........................................................  2
  Portfolio Expenses.......................................................  4
  Financial Highlights.....................................................  5
  Your Account and Doing Business
   with Us.................................................................  6
  Investment Objectives and
   Policies................................................................  9
  General Investment Policies and
   Risk Factors............................................................ 11
  Investment Limitations................................................... 16
  The Manager and Shareholder
   Servicing Agent......................................................... 17
  The Advisers............................................................. 18
  The Sub-Advisers......................................................... 20
  Distribution............................................................. 22
  Performance.............................................................. 24
  Taxes.................................................................... 25
  Additional Information
   About Doing Business with Us............................................ 26
  General Information...................................................... 30
  Description of Permitted
   Investments and Risk Factors............................................ 32

 ................................................................................
HOW TO READ THIS PROSPECTUS ____________________________________________________
This Prospectus gives you information that you should know about the Portfolios before investing. Brief descriptions are also provided throughout the
Prospectus to better explain certain key points. To find these helpful guides,
look for this symbol.                              [SYMBOL APPEARS HERE]

FUND HIGHLIGHTS ________________________________________________________________
The following summary provides basic information about the Class D shares of the Trust's Core International Equity, European Equity, Pacific Basin Equity, Emerging Markets Equity and International Fixed Income Portfolios. This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in this Prospectus and in the Statement of Additional Information.

INVESTMENT       Below are the investment objectives and policies for each
OBJECTIVES AND   Portfolio. For more information, see "Investment Objectives
POLICIES         and Policies," "General Investment Policies" and "Description
                 of Permitted Investments and Risk Factors."

Core             The Core International Equity Portfolio seeks to provide
International    long-term capital appreciation by investing primarily
Equity           in a diversified portfolio of equity securities of non-U.S.
Portfolio        issuers.

European         The European Equity Portfolio seeks to provide long-term
Equity           capital appreciation by investing primarily in a
Portfolio        diversified portfolio of equity securities of European
                 issuers.

Pacific Basin    The Pacific Basin Equity Portfolio seeks to provide
Equity           long-term capital appreciation by investing primarily
Portfolio        in a diversified portfolio of equity securities of Pacific
                 Basin issuers.

Emerging         The Emerging Markets Equity Portfolio seeks to provide
Markets Equity   capital appreciation by investing primarily in a
Portfolio        diversified portfolio of equity securities of emerging market issuers.

International    The International Fixed Income Portfolio seeks to provide
Fixed Income     capital appreciation and current income through investment
Portfolio        primarily in high quality, non-U.S. dollar denominated
                 government and corporate fixed income securities or debt obligations.

UNDERSTANDING    Shares of the Portfolios, like shares of any mutual fund,
RISK             will fluctuate in value and when you sell your shares, they may be worth more or less than what you paid for them. Each
                 Portfolio except the International Fixed Income Portfolio may invest in equity securities that are

 ................................................................................
[SYMBOL APPEARS HERE]
 INVESTMENT
 PHILOSOPHY

 Believing that no single investment adviser can deliver outstanding performance in every investment category, only those advisers who have distinguished them-selves within their areas of specialization are selected to advise our mutual funds.
 ................................................................................

                 affected by market and economic factors, and each Portfolio may invest in fixed income securities that tend to vary in-versely with interest rates and may be affected by other mar-ket and economic factors as well, which may cause these secu-rities to fluctuate in value. Investing in the securities of foreign companies involves special risks and considerations not typically associated with investing in U.S. companies. In addition, there is no assurance that any Portfolio will achieve its investment objective. See "Investment
                 Objectives and Policies" and
                 "Description of Permitted
                 Investments and Risk
                 Factors."

MANAGEMENT       SEI FINANCIAL MANAGEMENT CORPORATION ("SFM") serves as the
PROFILE          investment adviser for the Core International Equity,
                 European Equity, Pacific Basin Equity and Emerging Markets
                 Equity Portfolios. ACADIAN ASSET MANAGEMENT, INC. and
                 WORLDINVEST LIMITED each serve as an investment subadviser for the Core International Equity Portfolio. MORGAN GRENFELL
                 INVESTMENT SERVICES LIMITED serves as an investment sub-adviser for the European Equity Portfolio. SCHRODER CAPITAL MANAGEMENT
                 INTERNATIONAL LIMITED serves as an investment sub-adviser for the Pacific Basin Equity Portfolio. MONTGOMERY ASSET
                 MANAGEMENT, L.P. serves as an investment sub-adviser for the Emerging Markets Equity Portfolio. STRATEGIC FIXED INCOME, L.P.
                 serves as the investment adviser for the International Fixed
                 Income Portfolio. SFM serves as the manager and shareholder servicing agent of the Trust. DST Systems, Inc. acts as the transfer agent (the "Transfer Agent") of the Class D shares of the Trust. SEI Financial Services Company acts as distributor
                 ("Distributor") of the Trust's shares. See "The Manager and
                 Shareholder Servicing Agent," "The Advisers," "The Sub-
                 Advisers" and "Distribution."

YOUR ACCOUNT     You may open an account with just $1,000 and make additional
AND DOING        investments with as little as $100. Class D shares of a
BUSINESS WITH    Portfolio are offered at net asset value per share plus a
US               maximum sales charge at the time of purchase of 5.00% for the
                 Core International Equity, European Equity, Pacific Basin
                 Equity and Emerging Markets Equity Portfolios and 4.50% for the International Fixed Income Portfolio. Shareholders who purchase higher amounts may qualify for a reduced sales charge. Redemptions of a Portfolio's shares are made at net asset value per share. See "Your Account and Doing Business with Us" and "Additional Information About Doing Business
                 With Us."

DIVIDENDS        Substantially all of the net investment income (exclusive of capital gains) of each Portfolio is periodically declared and paid as a dividend. Any realized net capital gain is distrib-uted at least annually. Distributions are paid in additional shares unless the shareholder elects to take the payment in cash. See "Dividends."

INFORMATION/     For more information about Class D shares call SEI Financial
SERVICE          Services Company at 1-800-437-6016.
CONTACTS

PORTFOLIO EXPENSES _____________________________________________________________
The purposes of the following table is to help you understand the various costs and expenses that you, as a shareholder, will bear directly or indirectly in connection with an investment in the Class D shares.

SHAREHOLDER TRANSACTION EXPENSES (as a percentage of offering price)
--------------------------------------------------------------------------------

                                                                    EMERGING
                                             EUROPEAN    PACIFIC     MARKETS  INTERNATIONAL
                          CORE INTERNATIONAL  EQUITY   BASIN EQUITY  EQUITY   FIXED INCOME
                           EQUITY PORTFOLIO  PORTFOLIO  PORTFOLIO   PORTFOLIO   PORTFOLIO
                          ------------------ --------- ------------ --------- -------------
Maximum Sales Charge
Imposed on Purchases            5.00%          5.00%      5.00%       5.00%       4.50%
Maximum Sales Charge Im-
posed on Reinvested Div-
idends                           None           None       None        None        None
Redemption Fees /1/              None           None       None        None        None

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)
--------------------------------------------------------------------------------

Management/Advisory Fees
(after fee waiver and
reimbursement) /2/               .91%           .80%       .78%        .80%        .57%
12b-1 Fees /3/                   .40%           .40%       .40%        .40%        .40%
Other Expenses                   .34%           .50%       .52%       1.15%        .43%
-------------------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver and
reimbursement) /4/              1.65%          1.70%      1.70%       2.35%       1.40%
-------------------------------------------------------------------------------------------

1 A charge, currently $10.00, is imposed on wires of redemption proceeds of the
  Portfolio's Class D shares.
2 SEI Financial Management Corporation ("SFM"), in its capacity as Manager for each Portfolio, and certain of the advisers, have waived on a voluntary basis, a portion of their fee, and the management/advisory fees shown reflect these voluntary waivers. SFM and the advisers each reserve the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management/advisory fees would be .93% for the Core International Equity Portfolio, 1.13% for the European Equity Portfolio, 1.20% for the Pacific Basin Equity Portfolio and .90% for the International Fixed Income Portfolio. For the Emerging Markets Equity Portfolio, SFM has agreed to waive its management fee, and, if necessary, pay other operating expenses of the Portfolio in an amount that operates to limit the total operating expenses of the Class D shares. Absent this fee waiver and expense reimbursement, management/advisory fees would be 1.70% for the Emerging Markets Equity Portfolio.
3 The 12b-1 fees shown reflect the current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fee payable by the Class D shares of each Portfolio is .60%.
4 Absent the voluntary fee waiver and expense reimbursement described above, the total operating expenses would be 1.67% for the Core International Equity Portfolio, 2.03% for the European Equity Portfolio, 2.12% for the Pacific Basin Equity Portfolio, 3.25% for the Emerging Markets Equity Portfolio and 1.73% for the International Fixed Income Portfolio. Additional information may be found under "The Advisers," the "Sub-Advisers" and "The Manager and Shareholder Servicing Agent."

EXAMPLE
------------------------------------------------------------------------------
An investor in a Portfolio would pay the following expenses on a $1000 investment assuming
(1) imposition of the maximum sales load, (2) 5% annual return and
(3) redemption at the end of each time period:

                                                1 YR.  3 YRS.  5 YRS.  10 YRS.
                                                ------ ------- ------- -------
Core International Equity                       $66.00 $ 99.00 $135.00 $236.00
European Equity                                 $66.00 $101.00 $138.00 $241.00
Pacific Basin Equity                            $66.00 $101.00 $138.00 $241.00
Emerging Markets Equity                         $73.00 $120.00     --      --
International Fixed income                      $59.00 $ 87.00 $118.00 $205.00
------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
The purpose of the expense table and example is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Class D shares of each Portfolio. A person who purchases shares through an account with a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to the Class D shares. Each Portfolio also offers Class A shares, which are subject to the same expenses, except that there are no sales charges, different distribution costs and no transfer agent costs. Additional information may be found under "The Manager and Shareholder Servicing Agent," "The Advisers," "The Sub-Advisers" and "Distribution."

The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Purchase of Shares."

Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD").

FINANCIAL HIGHLIGHTS ___________________________________________________________

The following information has been audited by Price Waterhouse LLP, the Trust's independent accountants, as indicated in their report dated April 11, 1995 on the Trust's financial statements as of February 28, 1995 included in the Trust's Statement of Additional Information under "Financial Highlights." Additional performance information is set forth in the 1995 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-437-6016. This information should be read in conjunction with the Trust's financial statements and notes thereto.

FOR A CLASS D SHARE OUTSTANDING THROUGHOUT THE PERIOD
--------------------------------------------------------------------------------

                                             CORE INTERNATIONAL
                                              EQUITY PORTFOLIO
                                             ------------------
                                                   5/1/94
                                                     to
                                                2/28/95 /1/
-------------------------------------------------------------------------------
Net Asset Value, Beginning of Period               $10.81
-------------------------------------------------------------------------------
Income from Investment Operations:
  Net Investment Income (Loss)                       0.01
  Net Realized and Unrealized Gains (Loss-
  es)                                               (0.67)
-------------------------------------------------------------------------------
Total from Investment Operations                    (0.66)
-------------------------------------------------------------------------------
Less Distributions:
  Distributions from Net Investment In-
  come /2/                                             --
  Distributions from Realized Capital Gains         (0.59)
  Return of Capital                                    --
-------------------------------------------------------------------------------
Total Distributions                                 (0.59)
-------------------------------------------------------------------------------
Net Asset Value, End of Period                     $ 9.56
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Total Return                                        (6.33)%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Ratios and Supplemental Data:
  Net Assets, End of Period (000)                     $51
  Ratio of Expenses to Average Net Assets            1.47%
  Ratio of Expenses to Average Net Assets
  (Excluding Waivers)                                1.48%
  Ratio of Net Investment Income (Loss) to
  Average Net Assets                                 0.42%
  Ratio of Net Investment Income (Loss) to
  Average Net Assets
  (Excluding Waivers)                                0.41%
  Portfolio Turnover Rate                              64%
-------------------------------------------------------------------------------

1 The Core International Equity Class D shares were offered beginning May 1,
  1994. All ratios and total return for the period have been annualized.

2 Distributions from net investment income include distributions of certain foreign currency gains and losses.

 ................................................................................

 [SYMBOL   WHAT IS AN
 APPEARS   INTERMEDIARY?
 HERE]

 Any entity, such as a bank, broker-dealer, other financial institution, association or organization which has entered into an arrangement with the Distributor to sell Class D shares to its customers.

 ................................................................................
YOUR ACCOUNT AND DOING BUSINESS
WITH US ________________________________________________________________________
Class D shares of the Portfolios are sold on a continuous basis and may be purchased directly from the Trust's Distributor, SEI Financial Services
Company. Shares may also be purchased through financial institutions, broker-dealers, or other organizations which have established a dealer agreement or other arrangement with SEI Financial Services Company ("Intermediaries"). For more information about the following topics, see "Additional Information About Doing Business with Us."
--------------------------------------------------------------------------------

HOW TO BUY,      Class D shares of the Portfolios may be purchased through
SELL AND         Intermediaries which provide various levels of shareholder
EXCHANGE         services to their customers. Contact your Intermediary for
SHARES THROUGH   information about the services available to you and for
INTERMEDIARIES   specific instructions on how to buy, sell and exchange shares.
                 To allow for processing and transmittal of orders to the Distributor on the same day, Intermediaries may impose earlier cut-off times for receipt of purchase orders. Certain
                 Intermediaries may charge customer account fees. Information concerning shareholder services and any charges will be provided to the customer by the Intermediary. Certain of these Intermediaries may be required to register as broker-dealers under state law.
                    The shares you purchase through an Intermediary may be
                 held "of record" by that Intermediary. If you want to transfer the registration of shares beneficially owned by you, but held "of record" by an Intermediary, you should call the Intermediary to request this change.

HOW TO BUY       Account Application forms can be obtained by calling 1-800-
SHARES FROM      437-6016. Class D shares of the Portfolios are offered only
THE              to residents of states in which the shares are eligible for
DISTRIBUTOR      purchase.

Opening an
Account

By Check You may buy Class D shares by mailing a completed application and a check (or other negotiable bank instrument or money order) payable to "Class D shares (Portfolio Name)." If you send a check that does not clear, the purchase will be canceled and you could be liable for any losses or fees incurred.

By Fed Wire      To buy shares by Fed Wire call toll-free at 1-800-
                 437-6016.

Automatic        You may systematically buy Class D shares through deductions
Investment       from your checking or savings accounts, provided these
Plan ("AIP")     accounts are maintained through banks which are part of the
                 Automated Clearing House ("ACH") system. You may purchase shares on a fixed schedule (semi-monthly or monthly) with amounts as low as $25, or as high as $100,000. Upon notice, the amount you commit to the AIP may be changed or canceled at any time. The AIP is subject to account minimum initial purchase amounts and minimum maintained balance requirements.

OTHER             Your purchase is subject to a sales charge which varies
INFORMATION       depending on the size of your purchase and the Portfolio
ABOUT BUYING      shares that you are purchasing. The following table shows
SHARES            the regular sales charges on Class D shares of the
                  Portfolios to a "single purchaser," together with the
Sales Charges     reallowance paid to dealers and the agency commission paid to brokers (collectively the "commission"):

                  CORE INTERNATIONAL EQUITY PORTFOLIO
                  EUROPEAN EQUITY PORTFOLIO
                  PACIFIC BASIN EQUITY PORTFOLIO
                  EMERGING MARKETS EQUITY PORTFOLIO

             ------------------------------------------------------------------------------------------
                                                                  SALES CHARGE       REALLOWANCE AND
                                               SALES CHARGE AS   AS APPROPRIATE    BROKERAGE COMMISSION
                                               A PERCENTAGE OF    PERCENTAGE OF      AS PERCENTAGE OF
             AMOUNT OF PURCHASE                OFFERING PRICE  NET AMOUNT INVESTED    OFFERING PRICE
             ------------------------------------------------------------------------------------------
             less than $50,000                       5.00%             5.26%               4.50%
             $50,000 but less than $100,000          4.50%             4.71%               4.00%
             $100,000 but less than $250,000         3.50%             3.63%               3.00%
             $250,000 but less than $500,000         2.50%             2.56%               2.00%
             $500,000 but less than $1,000,000       2.00%             2.04%               1.75%
             $1,000,000 but less than $2,000,000     1.00%             1.01%               1.00%
             $2,000,000 but less than $4,000,000      .50%              .50%                .50%
             Over $4,000,000                          none              none                none
             -----------------------------------------------------------------------------------------

             INTERNATIONAL FIXED INCOME PORTFOLIO
             -----------------------------------------------------------------------------------------
             less than $50,000                       4.50%             4.71%               4.00%
             $50,000 but less than $100,000          4.00%             4.17%               3.50%
             $100,000 but less than $250,000         3.50%             3.63%               3.00%
             $250,000 but less than $500,000         2.50%             2.56%               2.00%
             $500,000 but less than $1,000,000       2.00%             2.04%               1.75%
             $1,000,000 but less than $2,000,000     1.00%             1.01%               1.00%
             $2,000,000 but less than $4,000,000      .50%              .50%                .50%
             Over $4,000,000                          none              none                none
             -----------------------------------------------------------------------------------------

                     The commissions shown in the table above apply to sales
                  through Intermediaries. Under certain circumstances, commissions up to the amount of the entire sales charge may be re-allowed to certain Intermediaries, who might then be deemed to be "underwriters" under the Securities Act of 1933, as amended. Commission rates may vary among the Portfolios.

Rights of         Rights of Accumulation allows you, under certain
Accumulation      circumstances, to combine your current purchase with the
                  current market value of previously purchased shares of that Portfolio and Class D shares of other portfolios ("Eligible
                  Portfolios") in order to obtain a reduced sales charge.

Letter of         A Letter of Intent allows you, under certain circumstances,
Intent            to aggregate anticipated purchases over a 13-month period to obtain a reduced sales charge.

 ................................................................................

 [SYMBOL   HOW DOES AN
 APPEARS   EXCHANGE TAKE
 HERE]     PLACE?

 When making an exchange, you authorize the sale of your shares of one or more Portfolios in order to purchase the shares of another Portfolio. In other words, you are executing a sell order and then a buy order. This sale of your shares is a taxable event which could result in a taxable gain or loss.
 ................................................................................

Sales Charge     Certain shareholders may qualify for a sales charge waiver.
Waiver           To determine whether or not you qualify for a sales charge waiver see "Additional Information About Doing Business with
                 Us." Shareholders who qualify for a sales charge waiver must notify the Transfer Agent before purchasing shares.

EXCHANGING       Once good payment for your shares has been received and
SHARES           accepted (i.e., an account has been established), you
When Can You     may exchange some or all of your shares for Class D shares of
Exchange         other portfolios. Exchanges are made at net asset value plus
Shares?          any applicable sales charge. Class D shares are offered only to residents of states in which the shares are eligible for purchase.

When Do Sales    Portfolios that are not money market portfolios currently
Charges Apply    impose a sales charge on Class D shares. If you exchange
to an            into one of these "non-money market" portfolios, you will have
Exchange?        to pay a sales charge on any portion of your exchanged Class D shares for which you have not previously paid a sales charge.

                    If you previously paid a sales charge on your Class D
                 shares, no additional sales charge will be assessed when you exchange those Class D shares for other Class D shares.

                    If you buy Class D shares of a "non-money market" fund and you receive a sales charge waiver, you will be deemed to have paid the sales charge for purposes of this exchange privilege. In calculating any sales charge payable on your exchange, the Trust will assume that the first shares you exchange are those on which you have already paid a sales charge. Sales charge waivers may also be available under certain circumstances described in the portfolios' prospectuses.

                    The Trust reserves the right to change the terms and
                 conditions of the exchange privilege discussed herein, or to terminate the exchange privilege, upon 60 days' notice. The Trust also reserves the right to deny an exchange request made within 60 days of the purchase of a non-money market portfolio.

Requesting an    To request an exchange, you must provide proper instructions
Exchange of      in writing to the Transfer Agent. Telephone exchanges will
Shares           also be accepted if you previously elected this option on
                 your account application.

                    In the case of shares held "of record" by an Intermediary
                 but beneficially owned by you, you should contact the Intermediary who will contact the Transfer Agent and effect the exchange on your behalf.

 ................................................................................
 [SYMBOL   WHAT IS A
 APPEARS   SIGNATURE
 HERE]     GUARANTEE?

 A signature guarantee verifies the authenticity of your signature and may be obtained from any of the following: banks, brokers, dealers, certain credit unions, securities exchange or association, clearing agency or savings association. A notary public cannot provide a signature guarantee.
 ................................................................................
 [SYMBOL   WHAT ARE
 APPEARS   INVESTMENT
 HERE]     OBJECTIVES AND
           POLICIES?

 A Portfolio's investment objective is a statement of what it seeks to achieve. It is important to make sure that the investment objective matches your own financial needs and circumstances. The investment policies section spells out the types of securities in which each Portfolio invests.
 ................................................................................

HOW TO SELL      To sell your shares, a written request for redemption in good
SHARES THROUGH   order must be received by the Transfer Agent. Valid written
THE DISTRIBUTOR  redemption requests will be effective on receipt. All shareholders of record must sign the redemption request.

By Mail For information about the proper form of redemption requests, call 1-800-437-6016. You may also have the proceeds mailed to an address of record or mailed (or sent by ACH) to a commercial bank account previously designated on the Account Application or specified by written instruction to the Transfer Agent. There is no charge for having redemption requests mailed to a designated bank account.

By Telephone     You may sell your shares by telephone if you previously elected that option on the Account Application. You may have the proceeds mailed to the address of record, wired or sent by ACH to a commercial bank account previously designated on the Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid telephone request for redemption. Wire redemption requests may be made by calling 1-800-437-6016, who will subtract a wire redemption charge (presently $10.00) from the amount of the redemption.

Systematic       You may establish a systematic withdrawal plan for an account
Withdrawal       with a $10,000 minimum balance. Under the plan, redemptions
Plan ("SWP")     can be automatically processed from accounts (monthly,
                 quarterly, semi-annually or annually) by check or by ACH with a minimum redemption amount of $50.

INVESTMENT OBJECTIVES AND
POLICIES _______________________________________________________________________
CORE             The Core International Equity Portfolio seeks to
INTERNATIONAL    provide long-term capital appreciation by investing
EQUITY           primarily in a diversified portfolio of equity securities of
PORTFOLIO        non-U.S. issuers.

                    Under normal circumstances, at least 65% of the Portfolio's assets will be invested in equity securities of non-U.S. issuers located in at least three countries other than the United States.

EUROPEAN EQUITY   The European Equity Portfolio seeks to provide long-term
                  capital appreciation by investing primarily in a diversified portfolio of equity securities of European issuers.
                     Under normal circumstances, at least 65% of the European
                  Equity Portfolio's assets will be invested in equity securities of European issuers. The Portfolio's advisers consider European issuers to be companies the securities of which are principally traded in the European capital markets; that derive at least 50% of their total revenue from either goods produced or services rendered in countries located in Europe, regardless of where the securities of such companies are principally traded; or that are organized under the laws of and have a principal office in a European country.

PACIFIC BASIN     The Pacific Basin Equity Portfolio seeks to provide long-
EQUITY            term capital appreciation by investing primarily in a
                  diversified portfolio of equity securities of Pacific Basin issuers.
                     Under normal circumstances, at least 65% of the Pacific
                  Basin Equity Portfolio's assets will be invested in equity securities of Pacific Basin issuers. The Portfolio's advisers consider Pacific Basin issuers to be companies the securities of which are principally traded in the capital markets of Pacific Basin countries; that derive at least 50% of their total revenue from either goods produced or services rendered in Pacific Basin countries, regardless of where the securities of such companies are principally traded; or that are organized under the laws of and have a principal office in a Pacific Basin country.

EMERGING          The Emerging Markets Equity Portfolio seeks to provide
MARKETS EQUITY    capital appreciation by investing primarily in a diversified portfolio of equity securities of emerging market issuers.
                     Under normal circumstances, at least 65% of the Emerging
                  Markets Equity Portfolio's assets will be invested in equity securities of emerging market issuers. For these purposes, the Portfolio defines an emerging market country as a country the economy and market of which the World Bank or the United Nations considers to be emerging or developing.
                  The Portfolio's advisers consider emerging market issuers to be companies the securities of which are principally traded in the capital markets of emerging market countries; that derive at least 50% of their total revenue from either goods produced or services rendered in emerging market countries, regardless of where the securities of such companies are principally traded; or that are organized under the laws of and have a principal office in an emerging market country.

INTERNATIONAL     The International Fixed Income Portfolio seeks to provide
FIXED INCOME      capital appreciation and current income through investment primarily in high quality, non-U.S. dollar denominated government and corporate fixed income securities or debt obligations.
                     Under normal circumstances, at least 65% of the
                  International Fixed Income Portfolio's assets will be invested in high quality foreign government and foreign corporate fixed income securities or debt obligations of issuers located in at least three countries other than the United States.
                     There is no assurance that the Portfolios will achieve
                  their respective objectives.

GENERAL
INVESTMENT
POLICIES AND
RISK FACTORS ___________________________________________________________________
CORE              The Core International Equity Portfolio may enter into
INTERNATIONAL     forward foreign currency contracts as a hedge against
EQUITY            possible variations in foreign exchange rates. A forward
PORTFOLIO         foreign currency contract is a commitment to purchase or
                  sell a specified currency, at a specified future date, at a specified price. The Portfolio may enter into forward foreign currency contracts to hedge a specific security transaction or to hedge a portfolio position. These contracts may be bought or sold to protect the Portfolio, to some degree, against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar. The Portfolio may also invest in options on currencies.
                     Securities of non-U.S. issuers purchased by the Portfolio
                  may be purchased in foreign markets, on U.S. registered exchanges, the over-the-counter market or in the form of sponsored or unsponsored American Depositary Receipts
                  ("ADRs") traded on registered exchanges or NASDAQ or sponsored or unsponsored European Depositary Receipts
                  ("EDRs"), Continental Depositary Receipts ("CDRs") or Global
                  Depositary Receipts ("GDRs"). The Portfolio will typically invest in equity securities listed on recognized foreign exchanges, but may also invest in securities traded in over-the-counter markets. The Portfolio expects its investments to emphasize both large and intermediate capitalization companies.
                     The Portfolio expects to be fully invested in its primary
                  investments described above, but may invest up to 35% of its total assets in U.S. or non-U.S. cash reserves; money market instruments; swaps; options on securities, non-U.S. indices and currencies; futures contracts, including stock index futures contracts; and options on futures contracts.
                     Permissible money market instruments include securities
                  issued or guaranteed by the United States Government, its agencies or instrumentalities; securities issued or guaranteed by non-U.S. governments, which are rated at time of purchase A or higher by Standard & Poor's Corporation
                  ("S&P") or Moody's Investors Service, Inc. ("Moody's"), or are determined by the advisers to be of comparable quality;
                  repurchase agreements; certificates of deposit and bankers' acceptances issued by banks or savings and loan associations having net assets of at least $500 million as of the end of their most recent fiscal year; high-grade commercial paper;
                  and other long- and short-term debt instruments, which are rated at time of purchase A or higher by S&P or Moody's, and which, with respect to such long-term debt instruments, are within 397 days of their maturity.
                     The Portfolio is also permitted to acquire floating and
                  variable rate securities, purchase securities on a when-issued or delayed delivery basis and invest up to 10% of its total assets in illiquid securities. Although permitted to do so, the Portfolio does not currently intend to invest in securities issued by passive foreign investment companies or to engage in securities lending.

                     For temporary defensive purposes, when an adviser
                  determines that market conditions warrant, the Portfolio may invest up to 50% of its assets in the U.S. and non-U.S. money market instruments described above and other U.S. and non-U.S. long- and short-term debt instruments which are rated BBB or higher by S&P or Baa or higher by Moody's at the time of purchase, or are determined by the advisers to be of comparable quality; may hold a portion of its assets in cash; and may invest in securities of supranational entities which are rated A or higher by S&P or Moody's at the time of purchase or are determined by the advisers to be of comparable quality.
                     Fixed income securities rated BBB or Baa lack outstanding
                  investment characteristics, and have speculative characteristics as well.

EUROPEAN EQUITY   The European Equity and Pacific Basin Equity Portfolios have
PACIFIC BASIN     the same general investment policies as the Core
EQUITY            International Equity Portfolio. Investments in equity
                  securities of European or Pacific Basin issuers could include securities of companies located in and governments of developing countries (possibly including countries formerly controlled by communist governments), and such securities may be traded in emerging markets. Investments in any such emerging markets or less developed countries, including investments in former communist countries, will not exceed 5% of a Portfolio's total assets at the time of purchase.
                     Furthermore, each Portfolio may enter into foreign
                  currency contracts to hedge a specific security transaction, to hedge a portfolio position or to adjust the Portfolio's currency exposure. In addition, each Portfolio may invest in futures contracts and swaps and may purchase securities on a when-issued or delayed delivery basis. The Portfolio may also purchase and write options to buy or sell futures contracts.
                     Securities of non-U.S. issuers purchased by these
                  Portfolios may be purchased in foreign markets, on U.S.
                  registered exchanges, the over-the-counter market or in the form of sponsored or unsponsored ADRs traded on registered exchanges or NASDAQ or sponsored or unsponsored EDRs, CDRs or GDRs. The Portfolios will typically invest in equity securities listed on recognized foreign exchanges, but may also invest in securities traded in over-the-counter markets.
                     For temporary defensive purposes, when the advisers
                  determine that market conditions warrant, each Portfolio may invest up to 50% of its assets in the U.S. and non-U.S.
                  money market instruments described above and other U.S. and non-U.S. long- and short-term debt instruments which are rated A or higher by S&P or Moody's at the time of purchase, or are determined by the advisers to be of comparable quality; may hold a portfolio of its assets in cash; and may invest in securities of supranational entities which are rated A or higher by S&P or Moody's at the time of purchase or are determined by the advisers to be of comparable quality.
                     The advisers' approach to selecting the equity securities
                  in which the European Equity Portfolio will invest is fundamental and stock driven; portfolio managers and analysts concentrate primarily on finding the best stock ideas, premised on undervalued growth, that exist in the advisers' stock universe and which satisfy their growth oriented screening process. After the generation of stock ideas and the initial stage of portfolio construction, country exposure and the industry concentration of the Portfolio are reviewed to ensure proper diversification.
                     The advisers' approach to selecting the equity securities
                  in which the Pacific Basin Equity Portfolio will invest is to place great emphasis on a research driven process based upon its belief that stock market returns reflect underlying fundamentals. In managing a Pacific Basin portfolio, the advisers view the region in two parts: Japan and all other areas. In Japan, the dominant economy and stock market in the region, there is a strong emphasis on stock selection with small- to medium-sized companies playing an important role during specific cycles of the Japanese economy. In considering opportunities throughout the rest of the region, the advisers aim to capitalize on the faster growth rates occurring outside Japan and a rapidly expanding universe of securities.

EMERGING          In addition to its primary investments, described above, the
MARKETS EQUITY    Portfolio may invest up to 35% of its total assets in debt securities, including up to 5% of its total assets in debt securities rated below investment grade. These debt securities will include debt securities of emerging market companies. Bonds rated below investment grade are often referred to as "junk bonds." Such securities involve greater risk of default or price declines than investment grade securities.
                     The Portfolio may invest in certain debt securities
                  issued by the governments of emerging market countries that are or may be eligible for conversion into investments in emerging market companies under debt conversion programs sponsored by such governments.
                     The Portfolio may invest up to 10% of its total assets in
                  illiquid securities. The Portfolio's advisers believe that carefully selected investments in joint ventures, cooperatives, partnerships, private placements, unlisted securities and other similar situations (collectively, "special situations") could enhance the Portfolio's capital appreciation potential. Investments in special situations may be illiquid, as determined by the Portfolio's advisers based on criteria approved by the Board of Trustees. To the extent these investments are deemed illiquid, the Portfolio's investment in them will be consistent with its 10% restriction on investment in illiquid securities.
                     The Portfolio may invest up to 10% of its total assets in
                  shares of other investment companies.
                     The Portfolio may invest in futures contracts and
                  purchase securities on a when-issued or delayed delivery basis. The Portfolio may also purchase and write options to buy or sell futures contracts.
                     For temporary defensive purposes, when the advisers
                  determine that market conditions warrant, the Portfolio may invest up to 20% of its total assets in the equity securities of companies constituting the Morgan Stanley
                  Capital International Europe,

                  Australia, Far East Index (the "EAFE Index"). These companies typically have larger average market capitalizations than the emerging market companies in which the Portfolio generally invests.
                     The Emerging Markets Equity Portfolio uses a proprietary,
                  quantitative asset allocation model created by its sub-adviser. This model employs mean-variance optimization, a process used in developed markets based on modern portfolio theory and statistics. Mean-variance optimization helps determine the percentage of assets to invest in each country to maximize expected returns for a given risk level. The Portfolio invests in those countries that the advisers expect to have the highest risk/reward tradeoff when incorporated into a total portfolio context. The advisers attempt to construct a portfolio of emerging market investments that approximates the risk level of an internationally diversified portfolio of securities in developed markets. This "top-down" country selection is combined with "bottom-up" fundamental industry analysis and stock selection based on original research, publicly available information, and company visits.
                     The Portfolio's investments in emerging markets can be
                  considered speculative, and therefore may offer higher potential for gains and losses than developed markets of the world. With respect to any emerging country, there is the greater potential for nationalization, expropriation or confiscatory taxation, political changes, government regulation, social instability or diplomatic developments (including war) which could affect adversely the economies of such countries or investments in such countries. The economies of developing countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

INTERNATIONAL     The fixed income securities in which the International Fixed
FIXED INCOME      Income Portfolio may invest are (i) fixed income securities issued or guaranteed by a foreign government or one of its agencies, authorities, instrumentalities or political subdivisions; (ii) fixed income securities issued or guaranteed by supranational entities; (iii) fixed income securities issued by foreign corporations; (iv) convertible securities; and (v) fixed income securities issued by foreign banks or bank holding companies. All such investments will be in high quality securities denominated in various currencies, including the European Currency Unit.
                  High quality securities are rated in one of the highest four rating categories by a nationally recognized statistical rating agency ("NRSRO") or of comparable quality at the time of purchase as determined by the adviser. Securities or obligations rated in the fourth highest rating category may have speculative characteristics.
                     Any remaining assets of the Portfolio will be invested in
                  any of the fixed income securities described above, obligations issued or guaranteed as to principal and interest by the United States Government, its agencies or instrumentalities ("U.S. Government securities"), swaps, options and futures. The Portfolio may also purchase and write options to buy or sell futures contracts. The
                  Portfolio also may enter into forward currency contracts, purchase securities on a when-issued or delayed delivery basis and engage in short selling. The Portfolio may invest up to 10% of its total assets in illiquid securities. Furthermore, although the Portfolio will concentrate its investments in relatively developed countries, the Portfolio may invest up to 5% of its assets in similar securities or debt obligations that are denominated in the currencies of developing countries and that are of comparable quality to such securities and debt obligations at the time of purchase as determined by the adviser.
                     There are no restrictions on the average maturity of the
                  International Fixed Income Portfolio or the maturity of any single instrument. Maturities may vary widely depending on the adviser's assessment of interest rate trends and other economic and market factors. In the event a security owned by the Portfolio is downgraded below the rating categories discussed above, the adviser will review the situation and take appropriate action with regard to the security.
                     The International Fixed Income Portfolio is a non-
                  diversified investment company, as defined in the Investment
                  Company Act of 1940, as amended (the "1940 Act"), which means that more than 5% of its assets may be invested in one or more issuers, although the adviser does not intend to invest more than 5% of its assets in any single issuer with the exception of securities which are issued or guaranteed by a national government. Since a relatively high percentage of assets of the Portfolio may be invested in the obligations of a limited number of issuers, the value of shares of the Portfolio may be more susceptible to any single economic, political or regulatory occurrence than the shares of a diversified investment company would be. The
                  Portfolio intends to satisfy the diversification requirements necessary to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended
                  (the "Code"), by limiting its investments so that, at the close of each quarter of the taxable year, (a) not more than 25% of the market value of the Portfolio's total assets is invested in the securities (other than U.S. Government securities) of a single issuer and (b) at least 50% of the market value of the Portfolio's total assets is represented by (i) cash and cash items, (ii) U.S. Government securities and (iii) other securities limited in respect to any one issuer to an amount not greater in value than 5% of the market value of the Portfolio's total assets and to not more than 10% of the outstanding voting securities of such issuer.
                     For temporary defensive purposes, when the adviser
                  determines that market conditions warrant, the Portfolio may invest up to 100% of its assets in U.S. dollar-denominated fixed income securities or debt obligations and the following domestic and foreign money market instruments:
                  government obligations, certificates of deposit, bankers' acceptances, time deposits, commercial paper, short-term corporate debt issues and repurchase agreements. The
                  Portfolio may hold a portion of its assets in cash for liquidity purposes.
                     Fixed income securities rated BBB by S&P or Baa by
                  Moody's lack outstanding investment characteristics, and have speculative characteristics as well.

                     For additional information regarding the permitted
                  investments of the Portfolios', see the "Description of Permitted Investments and Risk Factors" in this Prospectus and "Description of Permitted Investments" in the Statement of Additional Information. For a description of the above ratings, see the Statement of Additional Information.

INVESTMENT
LIMITATIONS ____________________________________________________________________
                  The investment objective and investment limitations are fundamental policies of the Portfolios. Fundamental policies cannot be changed with respect to the Trust or the Portfolio without the consent of the holders of a majority of the Trust's or that Portfolio's outstanding shares.
                  The Core International Equity, European Equity, Pacific
                  Basin Equity and Emerging Markets Equity Portfolios may not:
                  1. With respect to 75% of its total assets, (i) purchase
                     securities of any issuer (except securities issued or guaranteed by the United States Government, its agencies or instrumentalities) if, as a result, more than 5% of its total assets would be invested in the securities of such issuer; or (ii) acquire more than 10% of the outstanding voting securities of any one issuer. This restriction does not apply to the International Fixed Income Portfolio.
                  2. Purchase any securities which would cause more than 25%
                     of its total assets to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in securities issued or guaranteed by the United States Government, its agencies or instrumentalities.
                  3. Borrow money in an amount exceeding 33 1/3% of the value of its total assets, provided that, for purposes of this limitation, investment strategies which either obligate a Portfolio to purchase securities or require a Portfolio to segregate assets are not considered to be borrowings.
                     To the extent that its borrowings exceed 5% of its assets, (i) all borrowings will be repaid before making additional investments and any interest paid on such borrowings will reduce income, and (ii) asset coverage of at least 300% is required.
                  The International Fixed Income Portfolio may not:
                  1. Purchase any securities which would cause more than 25%
                     of the total assets of the Portfolio to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the United States Government or its agencies and instrumentalities.
                  2. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of the total assets of the Portfolio. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate substantial redemption requests if they should occur and is not for investment purposes. All borrowings will be repaid before making additional investments for the Portfolio and any interest paid on such borrowings will reduce the income of the Portfolio.
                  For purposes of the industry concentration limitations discussed above, these definitions apply to each Portfolio and for purposes of the International Fixed Income
                  Portfolio, these limitations form part of the fundamental limitation: (i) utility companies will be divided according to their services, for example, gas, transmission, electric and telephone will each be considered a separate industry;
                  (ii) financial service companies will be classified according to end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; (iii) supranational agencies will be deemed to be issuers conducting their principal business activities in the same industry; and (iv) governmental issuers within a particular country will be deemed to be conducting their principal business in the same industry.
                  The foregoing percentage limitations will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

THE MANAGER
AND SHAREHOLDER
SERVICING AGENT ________________________________________________________________
                  SEI Financial Management Corporation ("SFM"), provides the Trust with overall management services, regulatory reporting, all necessary office space, equipment, personnel, and facilities, and acts as dividend disbursing agent and shareholder servicing agent.
                     For its management services, SFM is entitled to a fee
                  which is calculated daily and paid monthly at an annual rate of .45% of the average daily net assets of the Core International Equity Portfolio, .65% of the average daily net assets of the European Equity, Pacific Basin Equity and Emerging Markets Equity Portfolios and .60% of the average daily net assets of the International Fixed Income
                  Portfolio. SFM has voluntarily agreed to waive all or a portion of its fees and, if necessary, reimburse other operating expenses in order to limit the total operating expenses of each Portfolio. SFM reserves the right to terminate these voluntary fee waivers and expense reimbursement at any time in its sole discretion. The management and advisory fees for each Portfolio are higher than that paid by most mutual funds; however, the fees are competitive with fees paid by most mutual funds with similar investment objectives and policies.
                     For the fiscal year ended February 28, 1995, the
                  Portfolio paid the Manager fees (shown here as a percentage of average daily net assets after fee waivers) as follows:
                  Core International Equity--.56%.

 ................................................................................

[SYMBOL    INVESTMENT
APPEARS    ADVISER
HERE]

 A Portfolio's investment adviser manages the investment activities and is responsible for the performance of the Portfolio. The adviser conducts investment research, executes investment strategies based on an assessment of economic and market conditions, and determines which securities to buy, hold or sell.
 ................................................................................
                    In addition, the Trust and DST Systems, Inc. (the
                 "Transfer Agent") have entered into a transfer agent agreement with respect to the Class D shares.

THE ADVISERS ___________________________________________________________________
                 Under advisory agreements with the Trust (the "Advisory Agreements"), SFM acts as the investment adviser for the Core International Equity, European Equity, Pacific Basin Equity and Emerging Markets Equity Portfolios and Strategic Fixed Income L.P. acts as the investment adviser for the International Fixed Income Portfolio. These investment advisers are referred herein collectively as the "Advisers" and individually as an "Adviser." Under the Advisory Agreements, the Advisers are authorized to make investment decisions for the assets of the Portfolios, and to continuously review, supervise and administer the Portfolios' investment program. In addition, SFM has general oversight responsibility for the investment advisory services provided to the Portfolios, including formulating the Portfolios' investment policies and analyzing economic trends affecting the Portfolios. SFM is also responsible for managing the allocation of assets among the Portfolio's sub-advisers and directing and evaluating the investment services provided by the sub-advisers, including their adherence to each Portfolio's respective investment objective and policies and each Portfolio's investment performance. In accordance with each Portfolio's investment objective and policies, and under the supervision of the adviser and the Trust's Board of Trustees, each sub-adviser is responsible for the day-to-day investment management of all or a discrete portion of the assets of a Portfolio. SFM and the sub-advisers are authorized to make investment decisions for the Portfolios and place orders on behalf of the Portfolios to effect the investment decisions made.
                    SFM is currently seeking an exemptive order from the
                 Securities and Exchange Commission (the "SEC") that would permit SFM, with the approval of the Trust's Board of Trustees, to retain sub-advisers for a Portfolio without submitting the sub-advisory agreement to a vote of the Portfolio's shareholders. If granted, exemptive relief would permit the disclosure of only the aggregate amount payable by SFM under all such sub-advisory agreements. A Portfolio will notify shareholders in the event of any addition or change in the identity of its sub-advisers. Until or unless this exemptive order is granted, if one of the advisers is terminated or departs from a Portfolio with multiple advisers, the Portfolio will handle such termination or departure in one of two ways. First, the Portfolio may propose that a new adviser be appointed to manage that portion of the Portfolio's assets managed by the departing adviser. In this case, the Portfolio would be required to submit to the vote of the Portfolio's shareholders the approval of a investment advisory contract with the new adviser. In the alternative, the Portfolio may decide to allocate the departing adviser's assets among the remaining advisers. This allocation would not require new investment advisory contracts with the remaining advisers, and consequently no shareholder approval would be necessary.

SEI FINANCIAL     SFM acts as the investment adviser to the Core International
MANAGEMENT        Equity, European Equity, Pacific Basin Equity and Emerging
CORPORATION       Market Equity Portfolios. SFM is a wholly-owned subsidiary of SEI Corporation ("SEI"), a financial services company located in Wayne, Pennsylvania. The principal business address of SFM is 680 East Swedesford Road, Wayne,
                  Pennsylvania 19087-1658. SEI was founded in 1968 and is a leading provider of investment solutions to banks, institutional investors, investment advisers and insurance companies. Affiliates of SFM have provided consulting advise to institutional investors for more than 20 years, including advice regarding selection and evaluation of investment advisers. SFM currently serves as manager or administrator to more than 26 investment companies, including more than 220 portfolios, which investment companies had more than $48 billion in assets as of March 31, 1995.
                     SFM is entitled to a fee, which is calculated daily and
                  paid monthly, at an annual rate of .475% of the Core
                  International Equity and European Equity Portfolios' average daily net assets, .55% of the Pacific Basin Equity
                  Portfolio's average daily net assets and 1.05% of the Emerging Markets Equity Portfolio's average daily net assets.

STRATEGIC FIXED   Strategic Fixed Income L.P. ("SFI") acts as the investment
INCOME L.P.       adviser to the International Fixed Income Portfolio. SFI is a limited partnership formed in 1991 under the laws of the State of Delaware, to manage multi-currency fixed income portfolios. The general partner of the firm is Kenneth
                  Windheim and the limited partner is Strategic Investment
                  Management ("SIM"). As of March 1, 1995, SFI managed $4 billion of client assets under management. Together, SFI and SIM managed over $15 billion in client assets as of that date. The principal address of SFI is 1001 Nineteenth Street
                  North, 16th Floor, Arlington, Virginia 22209.
                     Kenneth Windheim, President of SFI has been the portfolio
                  manager of the Portfolio since its inception in 1991. Mr.
                  Windheim is assisted by Gregory Barnett and David Jallits,
                  Directors of SFI and portfolio managers of the Portfolio since April 1994. Prior to forming SFI, Kenneth Windheim managed a global fund income portfolio at Prudential Asset
                  Management. Prior to joining SFI, Gregory Barnett was portfolio manager for the Pilgrim Multi-Market Income Fund with active use of foreign exchange option strategies. Prior to that he was vice president and senior fixed income portfolio manager at Lexington Management. Prior to joining
                  SFI, David Jallits was Senior Portfolio Manager for a hedge fund at Teton Partners. From 1982-1994, he was Vice
                  President and Global Fixed Income Portfolio Manager at The
                  Putnam Companies.

                     SFI is entitled to a fee, which is calculated daily and
                  paid monthly by the Portfolio, at an annual rate of .30% of the average daily net assets of the International Fixed Income Portfolio. SFI has voluntarily agreed to waive all or a portion of its fee in order to limit the total operating expenses of the Portfolio. SFI reserves the right to terminate its voluntary fee waiver at any time in its sole discretion.

THE SUB-ADVISERS _______________________________________________________________
ACADIAN ASSET     Acadian Asset Management, Inc. ("Acadian") act as an
MANAGEMENT,       investment sub-adviser for the Core International Equity
INC.              Portfolio pursuant to a sub-advisory agreement with SFM. In accordance with the Portfolio's investment objectives and policies and under the supervision of SFM and the Trust's
                  Board of Trustees, Acadian is responsible for the day-to-day investment management of the portion of the Portfolio assigned to it by the Board of Trustees and, with respect thereto, places orders on behalf of the Portfolio to effect the investment decisions made.
                     Acadian, a wholly-owned subsidiary of United Asset
                  Management Corporation, was founded in 1977 and manages approximately $2 billion in assets invested globally.
                  Acadian's business address is 260 Franklin Street, Boston,
                  Massachusetts 02110. An investment committee has been responsible for managing Portfolio assets allocated to Acadian since its inception.
                     Acadian is entitled to a fee from SFM calculated on the
                  basis of a percentage of the market value of the assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .325% of assets managed up to $150 million; .25% of the next $100 million of such assets;
                  .15% of the next $100 million of such assets; and .10% of such assets in excess of $350 million. On November 7, 1994, Brinson Partners, Inc., the Core International Equity
                  Portfolio's investment adviser, was replaced by Acadian and WorldInvest Limited on an interim basis. At a Special
                  Shareholders Meeting held on December 16, 1994, the
                  Portfolio's Shareholders approved SFM as the investment adviser and Acadian and WorldInvest Limited as the investment sub-advisers to the Portfolio, effective December
                  19, 1994.

MONTGOMERY        Montgomery Asset Management, L.P. ("MAM") acts as the
ASSET             investment sub-adviser for the Emerging Markets Equity
MANAGEMENT,       Portfolio. In accordance with the Portfolio's investment
L.P.              objective and policies and under the supervision of SFM and the Trust's Board of Trustees, MAM is responsible for the day-to-day investment management of the Portfolio and places orders on behalf of the Portfolio to effect the investment decisions made.
                     MAM is an independent affiliate of Montgomery Securities,
                  a San Francisco based investment banking firm. As of March
                  31, 1995, MAM had approximately $4.5 billion in assets under management. MAM has over four years experience providing investment management services. The principal address of MAM is 600 Montgomery Street, San Francisco, CA 94111.

                     Josephine S. Jimenez and Bryan L. Sudweeks share primary
                  responsibility for the Emerging Markets Equity Portfolio. Ms. Jimenez and Mr. Sudweeks have thirteen and six years experience, respectively, in emerging markets investment. Both joined MAM in 1991.
                     MAM is entitled to a fee from SFM calculated on the basis
                  of a percentage of the market value of the assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .90% of the first $50 million and .55% of the assets in excess of $50 million.

MORGAN GRENFELL   Morgan Grenfell Investment Services Limited ("MG") acts as
INVESTMENT        the investment sub-adviser for the European Equity
SERVICES          Portfolio. MG, a subsidiary of Morgan Grenfell Asset
LIMITED           Management Limited, managed over $9.5 billion in assets as of December 31, 1994. Morgan Grenfell Asset Management
                  Limited, a wholly-owned subsidiary of Deutsche Bank, A.G., a German financial services conglomerate, managed over $48 billion in assets as of December 31, 1994. MG has over 11 years experience in managing international portfolios for North American clients. Morgan Grenfell Asset Management employs more than 15 European investment professionals. MG attempts to exploit perceived inefficiencies present in the European markets with original research and an emphasis on stock selection. The principal address of MG is 20 Finsbury
                  Circus, London, England, EC2M 1NB.
                     Julian R. Johnston and Jeremy G. Lodwick have shared
                  primary responsibility for the European Equity Portfolio since its inception. Mr. Johnston has 20 years experience in European equity investment. Mr. Johnston joined MG in 1984 and is currently the head of the MG Continental European
                  Investment team. He speaks French, German, Swedish and
                  Danish fluently. Mr. Lodwick has ten years experience in European equity investment. He joined MG in 1986 and was a UK equity research analyst before moving to New York where he was a member of the client liaison and marketing team for 5 years. He returned to the London office in 1991 to manage
                  European equity portfolios.
                     MG is entitled to a fee from SFM calculated on the basis
                  of a percentage of the market value of assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .325%.

SCHRODER          Schroder Capital Management International Limited ("SC")
CAPITAL           acts as the investment sub-adviser for the Pacific Basin
MANAGEMENT        Equity Portfolio. SC was founded in January 1989 and is a
INTERNATIONAL     wholly-owned indirect subsidiary of Schroders plc, the
LIMITED           holding company parent of an investment banking and
                  investment management group of companies (the "Schroder
                  Group"). The investment management operations of the Schroder Group are located in 17 countries worldwide, including seven in Asia. As of March 1, 1995, the Schroder
                  Group had over $80 billion in assets under management. As of that date, SC had over $13 billion in assets under management.
                     The Schroder Group has research resources throughout the
                  Asian region, consisting of offices in Tokyo, Hong Kong, Singapore, Kuala Lumpur, Seoul, Taipei and Jakerta, staffed by 38 investment professionals. SC's investment process emphasizes individual stock selection and company research conducted by professionals at each local office which is integrated into SC's global research network by the manager of research in London. The principal address of SC is 33 Gutter Lane,
                  London EC2V 8AS, England.
                     John S. Ager, a Senior Vice President and Director of SC
                  and John Stainsby, First Vice President of SC, both have served as principal portfolio managers for the Pacific Basin
                  Equity Portfolio since its inception. Mr. Ager has over 20 years of experience in managing client accounts invested in Asian countries. Mr. Stainsby has over 10 years experience of managing Asian investments.
                     SC is entitled to a fee from SFM calculated on the basis
                  of a percentage of the market value of assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .40% of the first $100 million in assets, .30% of the next $50 million in assets, and .20% of assets in excess of $150 million.

WORLDINVEST       WorldInvest Limited ("WorldInvest") acts as an investment
LIMITED           sub-adviser for the Core International Equity Portfolio
                  pursuant to a sub-advisory agreement with SFM. In accordance with the Portfolio's investment objectives and policies and under the supervision of SFM and the Trust's Board of Trustees, WorldInvest is responsible for the day-to-day investment management of the portion of the Portfolio assigned to it by the Board of Trustees and, with respect thereto, places orders on behalf of the Portfolio to effect the investment decisions made.
                     WorldInvest is a wholly-owned subsidiary of WorldInvest
                  Holdings Limited, an English corporation formed in 1977.
                  WorldInvest is an international investment manager with its principal office at 56 Russell Square, London, England. The firm has managed equity securities on a global basis since
                  1977. Total global assets under management as of February
                  28, 1995 were more than $5.7 billion, of which more than $3.0 billion were invested in global equities. The portion of the Portfolio's assets allocated to WorldInvest have been managed by a team of equity portfolio managers led by Mark
                  Beale since the Portfolio's inception. Mr. Beale is a Director and an Equity Investment Manager for WorldInvest and has been with the firm since 1982.
                     WorldInvest is entitled to a fee from SFM calculated on
                  the basis of a percentage of the market value of the assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .325% of assets managed up to $300 million and .20% of such assets in excess of $300 million.

DISTRIBUTION ___________________________________________________________________
                  SEI Financial Services Company (the "Distributor"), a wholly owned subsidiary of SEI, serves as each Portfolio's distributor pursuant to a distribution agreement (the "Distribution Agreement") with the Trust. Each class of the Portfolios has a separate distribution plan (the "Class A Plan" and "Class D Plan"; collectively, the "Plans") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  The Trust intends to operate the Plans in accordance with their terms and with the NASD Rules concerning sales charges.
                     The Distribution Agreement and the Plans provide for
                  reimbursement for expenses incurred by the Distributor in an amount not to exceed .30% of the average daily net assets of each Portfolio on an annualized basis, provided those expenses are permissible as to both type and amount under a budget, and the Class D Plan provides for additional payments for distribution and shareholder services, as described below. The budget must be approved and monitored by the Board of Trustees, including those Trustees who are not interested persons and have no financial interest in the
                  Plans or any related agreement ("Qualified Trustees").
                     Distribution related expenses reimbursable to the
                  Distributor under the budget include those related to the
                  costs of advertising and sales materials, the costs of federal and state securities laws registration, advertising expenses and promotional and sales expenses including expenses for travel, communication and compensation and benefits for sales personnel. The Trust is not obligated to reimburse the Distributor for any expenditures in excess of the approved budget. Currently, the budget for each Portfolio is set at an annual rate of .15% of its average daily net assets.
                     The Class D Plan, in addition to providing for the
                  reimbursement payments described above, provides for payments to the Distributor at an annual rate of .30% of the Portfolio's average daily net assets attributable to Class D shares. This additional payment may be used to compensate financial institutions that provide distribution-related services to their customers. These additional payments are characterized as "compensation," and are not directly tied to expenses incurred by the Distributor; the payments the Distributor receives during any year may therefore be higher or lower than its actual expenses.
                     These additional payments may be used to compensate the
                  Distributor for its services in connection with distribution assistance or provision of shareholder services, and some or all of it may be used to pay financial institutions and intermediaries such as banks, savings and loan associations, insurance companies, and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. If the Distributor's expenses are less than its fees under the Class D Plan, the Trust will still pay the full fee and the Distributor will realize a profit, but the Trust will not be obligated to pay in excess of the full fee, even if the Distributor's actual expenses are higher. Currently the Distributor is taking this additional compensation payment under the Class D Plan at a rate of only .25% of each Portfolio's average daily net assets, on an annualized basis, attributable to Class D shares.
                     It is possible that an institution may offer different
                  classes of shares to its customers and thus receive different compensation with respect to different classes. These financial institutions may also charge separate fees to their customers.
                     The Trust may also execute brokerage or other agency
                  transactions through the Distributor for which the Distributor may receive usual and customary compensation.

                     In addition, the Distributor may, from time to time in
                  its sole discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Portfolios. Such promotional incentives will be offered uniformly to all dealers and predicated upon the amount of shares of the Portfolios sold by the dealer.

PERFORMANCE ____________________________________________________________________
                  From time to time, a Portfolio may advertise yield and total return. These figures are based on historical earnings and is not intended to indicate future performance. No representation can be made concerning actual yield or future returns. The yield of a Portfolio refers to the income generated by a hypothetical investment, net of any sales charge imposed in the case of some Class D shares, in such Portfolio over a thirty day period. This income is then "annualized," i.e., the income over thirty days is assumed to be generated over one year and is shown as a percentage of the investment. The total return of a Portfolio refers to the average compounded rate of return on a hypothetical investment for designated time periods (including, but not limited to, the period from which the Portfolio commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions.
                     The performance of the Class D shares of each Portfolio
                  will normally be lower than that of Class A shares of the Portfolio because of the additional distribution expenses, transfer agent expenses and sales charges (when applicable) charged to Class D shares.
                     A Portfolio may periodically compare its performance to
                  that of other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), or by financial and business publications and periodicals, broad groups of comparable mutual funds, unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives. A Portfolio may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. A Portfolio may use long-term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. A Portfolio may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy and investment techniques.
                     A Portfolio may quote various measures of volatility and
                  benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

 ................................................................................

[SYMBOL APPEARS HERE]    TAXES

 You must pay taxes on your Portfolio's earnings, whether you take your payments in cash or additional shares.
 ................................................................................
 ................................................................................

[SYMBOL APPEARS HERE]    DISTRIBUTIONS

 A Portfolio distributes income dividends and capital gains. Income dividends represent the earnings from the Portfolio's investments; capital gains distributions occur when investments in the Portfolio are sold for more than the original purchase price.
 ................................................................................
                    Additional performance information is set forth in the
                 1995 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-437-6016.

TAXES __________________________________________________________________________
                 The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action.
                 No attempt has been made to present a detailed explanation of the federal, state, or local tax treatment of the Portfolios or its shareholders. Accordingly, shareholders are urged to consult their tax advisers regarding specific questions as to federal, state, and local taxes. State and local tax consequences of an investment in a Portfolio may differ from the federal income tax consequences described below.
                 Additional information concerning taxes is set forth in the Statement of Additional Information.

Tax Status of    Each Portfolio is treated as a separate entity for
the Portfolios   federal income tax purposes and is not combined with the
                 Trust's other portfolios. The Portfolios intend to continue to qualify for the special tax treatment afforded regulated
                 investment companies ("RICs") under Subchapter M of the
                 Internal Revenue Code of 1986, as amended (the "Code"), so as to be relieved of federal income tax on net investment income and net capital gains (the excess of net long-term capital gain over net short-term capital losses) distributed to
                 shareholders.
Tax Status of    Each Portfolio will distribute substantially all of its net
Distributions    investment income (including net short-term capital gains)
                 and net capital gain to shareholders. Dividends from a Portfolio's net investment income will be taxable to its shareholders as ordinary income, whether received in cash or in additional shares, to the extent of the Portfolio's earnings and profits and do not qualify for the corporate dividends-received deduction. Distributions of net capital gains are taxable to shareholders as long-term capital gains regardless of how long the shareholders have held shares. Each Portfolio will make annual reports to shareholders of the federal income tax status of all distributions. Each Portfolio intends to make sufficient distributions to avoid liability for federal excise tax. Dividends declared by a Portfolio in October, November or December of any year and payable to shareholders of record on a date in such a month will be deemed to have been paid by the Portfolio and received by the shareholders on December 31 of that year if paid by the Portfolio at any time during the following January.

 ................................................................................

[SYMBOL    BUY, EXCHANGE AND SELL
APPEARS    REQUESTS ARE IN
HERE]      "GOOD ORDER" WHEN:

 . The account number and portfolio name are shown
 . The amount of the transaction is specified in dollars or shares
 . Signatures of all owners appear exactly as they are registered on the account . Any required signature guarantees (if applicable) are included
 . Other supporting legal documents (as necessary) are present
 ................................................................................
                    Investment income received by the Portfolios from sources
                 within foreign countries may be subject to foreign income taxes withheld at the source. To the extent that the Portfolio is liable for foreign income taxes so withheld, the Portfolio intends to operate so as to meet the requirement of the Code to pass through to the shareholders credit for foreign income taxes paid. Although each Portfolio intends to meet Code requirements to pass through credit for such taxes, there can be no assurance that a Portfolio will be able to do so.
                    Sale, exchange, or redemption of a Portfolio's shares is a taxable transaction to the shareholder.

ADDITIONAL
INFORMATION ABOUT
DOING BUSINESS
WITH US ________________________________________________________________________
Business Days    You may buy, sell or exchange shares on days on which the New
                 York Stock Exchange is open for business (a "Business Day").
                 All purchase, exchange and redemption requests received in "good order" will be effective as of the Business Day received by the Transfer Agent as long as the Transfer Agent receives the order and, in the case of a purchase request, payment before 4:00 p.m. Eastern time. Otherwise the purchase will be effective when payment is received. Broker-dealers may have separate arrangements with Class D shares of the Portfolios.
                    If an exchange request is for shares of a portfolio whose
                 net asset value is calculated as of a time earlier than 4:00 p.m. Eastern time, the exchange request will not be effective until the next Business Day. Anyone who wishes to make an exchange must have received a current prospectus of the portfolio into which the exchange is being made before the exchange will be effected.

Minimum          The minimum initial investment in a Portfolio's Class D
Investments      shares is $1,000; however, the minimum investment may be
                 waived at the Distributor's discretion. All subsequent
                 purchases must be at least $100 ($25 for payroll deductions authorized pursuant to pre-approved payroll deduction plans).
                 The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best
                 interest of the Trust or its shareholders to accept such
                 order. In addition, because excessive trading (including
                 short-term "market timing" trading) can hurt a Portfolio's performance, each Portfolio may refuse purchase orders from any shareholder account if the accountholder has been
                  advised that previous purchase and redemption transactions were considered excessive in number or amount. Accounts
                  under common control or ownership, including those with the same taxpayer identification number and those administered so as to redeem or purchase shares based upon certain
                  predetermined market indicators, will be considered one
                  account for this purpose.
Maintaining a     Due to the relatively high cost of handling small
Minimum Account   investments, a Portfolio reserves the right to redeem, at
Balance           net asset value, the shares of any shareholder if, because of redemptions of shares by or on behalf of the shareholder, the account of such shareholder in a Portfolio has a value of less than $1,000, the minimum initial purchase amount.
                  Accordingly, an investor purchasing shares of a Portfolio in only the minimum investment amount may be subject to such
                  involuntary redemption if he or she thereafter redeems any of these shares. Before a Portfolio exercises its right to redeem such shares and to send the proceeds to the
                  shareholder, the shareholder will be given notice that the value of the shares in his or her account is less than the minimum amount and will be allowed 60 days to make an
                  additional investment in a Portfolio in an amount that will increase the value of the account to at least $1,000. See
                  "Purchase and Redemption of Shares" in the Statement of
                  Additional Information for examples of when the right of
                  redemption may be suspended.
                     At various times, a Portfolio may be requested to redeem
                  shares for which it has not yet received good payment. In
                  such circumstances, redemption proceeds will be forwarded
                  upon collection of payment for the shares; collection of
                  payment may take 10 or more days. Each Portfolio intends to pay cash for all shares redeemed, but under abnormal
                  conditions that make payment in cash unwise, payment may be made wholly or partly in portfolio securities with a market value equal to the redemption price. In such cases, an
                  investor may incur brokerage costs in converting such
                  securities to cash.
Net Asset Value   An order to buy shares will be executed at a per share price equal to the net asset value next determined after the
                  receipt of the purchase order by the Transfer Agent plus any applicable sales charge (the "offering price"). No
                  certificates representing shares will be issued. An order to sell shares will be executed at the net asset value per
                  share next determined after receipt and effectiveness of a request for redemption in good order. Net asset value per
                  share is determined daily as of the close of business of the
                  New York Stock Exchange (currently, 4:00 p.m. Eastern time)
                  on any Business Day. Payment to shareholders for shares
                  redeemed will be made within 7 days after receipt by the
                  Transfer Agent of the redemption order.
                  The net asset value per share of a Portfolio is determined
How the Net       by dividing the total market value of its investments and
Asset Value is    other assets, less any liabilities, by the total number of
Determined        outstanding shares of that Portfolio. A Portfolio may use a pricing service to obtain the last sale price of each equity or fixed income security held by that Portfolio. In
                  addition, portfolio securities are valued at the last quoted sales price for such securities, or, if there is no such
                  reported sales price on the valuation date, at the most
                  recent quoted bid price. Unlisted securities for which
                  market quotations are readily available are valued at the
                  most
                  recent quoted bid price. Net asset value per share is
                  determined daily as of the close of business of the New York
                  Stock Exchange (currently, 4:00 p.m. Eastern time) on each
                  Business Day. Purchases will be made in full and fractional shares of a Portfolio calculated to three decimal places.
                  Although the methodology and procedures for determining net asset value per share are identical for both classes of a
                  Portfolio, the net asset value per share of one class may
                  differ from that of another class because of the different distribution fees charged to each class and the incremental transfer agent fees charged to Class D shares.
Rights of         In calculating the sales charge rates applicable to current
Accumulation      purchases of a Portfolio's shares, a "single purchaser"
                  (defined below) is entitled to combine current purchases
                  with the current market value of previously purchased shares of a Portfolio and Class D shares of other portfolios
                  ("Eligible Portfolios") which are sold subject to a
                  comparable sales charge.
                     The term "single purchaser" refers to (i) an individual,
                  (ii) an individual and spouse purchasing shares of a
                  Portfolio for their own account or for trust or custodial
                  accounts of their minor children, or (iii) a fiduciary
                  purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Code, including related plans of the same
                  employer. Furthermore, under this provision, purchases by a single purchaser shall include purchases by an individual
                  for his/her own account in combination with (i) purchases of that individual and spouse for their joint accounts or for trust and custodial accounts for their minor children and
                  (ii) purchases of that individual's spouse for his/her own account. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Transfer
                  Agent for such reduction at the time of purchase and provide the account number(s) of the investor, the investor and
                  spouse, and their children (under age 21). A Portfolio may amend or terminate this right of accumulation at any time as to subsequent purchases.
Letter of         By submitting a Letter of Intent (the "Letter") to the
Intent            Transfer Agent, a single purchaser may purchase shares of a
                  Portfolio and the other Eligible Portfolios during a 13-month period at the reduced sales charge rates applying to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to purchases made up to 90 days before the date of the Letter. It is the shareholder's responsibility to notify the Transfer Agent at the time the Letter is submitted that there are prior purchases that may apply.
                     Five percent (5%) of the total amount intended to be
                  purchased will be held in escrow by the Transfer Agent until such purchase is completed within the 13-month period. The
                  13-month period begins on the date of the earliest purchase.
                  If the intended investment is not completed, SFM will surrender an appropriate number of the escrowed shares for redemption in order to realize the difference between the sales charge on the shares purchased at the reduced rate and the sales charge otherwise applicable to the total shares purchased. Such purchasers may include the value of all their shares of the Portfolio and of any of the other
                  Eligible Portfolios in the Trust towards the completion of such Letter.

Sales Charge      No sales charge is imposed on shares of a Portfolio: (i)
Waivers           issued in plans of reorganization, such as mergers, asset
                  acquisitions and exchange offers, to which the Trust is a party; (ii) sold to dealers or brokers that have a sales agreement with the Distributor ("participating broker-dealers"), for their own account or for retirement plans for employees or sold to present employees of dealers or brokers that certify to the Distributor at the time of purchase that such purchase is for their own account; (iii) sold to present employees of SEI or one of its affiliates, or of any entity which is a current service provider to the Trust;
                  (iv) sold to tax-exempt organizations enumerated in Section
                  501(c) of the Code or qualified employee benefit plans created under Sections 401, 403(b)(7) or 457 of the Code
                  (but not IRAs or SEPs); (v) sold to fee-based clients of banks, financial planners and investment advisers; (vi) sold to clients of trust companies and bank trust departments;
                  (vii) sold to trustees and officers of the Trust; (viii) purchased with proceeds from the recent redemption of another class of shares of a portfolio of the Trust, SEI
                  Tax-Exempt Trust, SEI Institutional Managed Trust, SEI
                  Liquid Asset Trust, or SEI Daily Income Trust; (ix) purchased with the proceeds from the recent redemption of shares of a mutual fund with similar investment objectives and policies (other than Class D shares of the Trust listed in (viii) above) for which a front-end sales charge was paid
                  (this offer will be extended, to cover shares on which a deferred sales charge was paid, if permitted under regulatory authorities' interpretation of applicable law);
                  or (x) sold to participants or members of certain affinity groups, such as trade associations or membership organizations, which have entered into arrangements with the Distributor.
                     An investor relying upon any of the categories of waivers
                  of the sales charge must qualify such waiver in advance of the purchase with the Distributor or the financial institution or intermediary through which shares are purchased by the investor.
                     The waiver of the sales charge under circumstances (viii)
                  and (ix) above applies only if the following conditions are met: the purchase must be made within 60 days of the redemption; the Transfer Agent must be notified in writing by the investor, or his or her agent, at the time a purchase is made; and a copy of the investor's account statement showing such redemption must accompany such notice. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption as described in clauses (viii) and (ix) above will not be continued indefinitely and may be discontinued at any time without notice. Investors should call the Distributor at 1-800-437-
                  6016 to confirm availability prior to initiating the procedures described in clauses (viii) and (ix) above.
                      Members of affinity groups such as trade associations or
                  membership organizations which have entered into arrangements relating to waivers of sales charges with the Distributor should contact the Distributor at 1-800-437-6016 for more information.
                      The Distributor has also entered into arrangements with
                  certain affinity groups and broker dealers wherein their members or clients are entitled to percentage-based discounts from the otherwise applicable sales charge for purchase of Class D shares. Currently, the percentage-based discount is either 10% or 50%.

Signature         The Transfer Agent may require that the signatures on the
Guarantees        written request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, certain credit unions, securities exchange or association, clearing agency or savings association. Notaries public cannot
                  guarantee signatures. The signature guarantee requirement
                  will be waived if all of the following conditions apply: (1)
                  the redemption is for not more than $5,000 worth of shares,
                  (2) the redemption check is payable to the shareholder(s) of record, and (3) the redemption check is mailed to the
                  shareholder(s) at his or her address of record. The Trust
                  and the Transfer Agent reserve the right to amend these
                  requirements without notice.
Telephone/Wire    Redemption orders may be placed by telephone. Neither the
Instructions      Trust nor the Transfer Agent will be responsible for any
                  loss, liability, cost or expense for acting upon wire
                  instructions or upon telephone instructions that it
                  reasonably believes to be genuine. The Trust and the Trust's
                  Transfer Agent will each employ reasonable procedures to
                  confirm that instructions communicated by telephone are
                  genuine, including requiring a form of personal
                  identification prior to acting upon instructions received by telephone and recording telephone instructions. The Trust or the Trust's Transfer Agent may be liable for losses
                  resulting from fraudulent or unauthorized instructions if it does not employ these procedures. If market conditions are extraordinarily active, or other extraordinary circumstances exist, and you experience difficulties placing redemption
                  orders by telephone, you may wish to consider placing your order by other means.
Systematic        Please note that if withdrawals exceed income dividends,
Withdrawal Plan   your invested principal in the account will be depleted.
("SWP")           Thus, depending upon the frequency and amounts of the
                  withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. To participate in the SWP, you must have your
                  dividends automatically reinvested. You may change or cancel the SWP at any time, upon written notice to the Transfer
                  Agent.
How to Close      An account may be closed by providing written notice to the
your Account      Transfer Agent. You may also close your account by telephone if you have previously elected telephone options on your account application.

GENERAL INFORMATION ____________________________________________________________
The Trust         The Trust was organized as a Massachusetts business trust
                  under a Declaration of Trust dated June 30, 1988. The
                  Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each portfolio. Shareholders may purchase shares in each Portfolio through two separate classes: Class A and Class D, which provide for variations in distribution and transfer agent costs, voting rights, dividends, and the imposition of a sales charge on Class D Shares. This Prospectus offers the Class D shares of the Trust's Core International Equity
                  Portfolio, European Equity Portfolio, Pacific Basin Equity
                  Portfolio, Emerging Markets Equity Portfolio and
                  International Fixed Income Portfolio. Additional information pertaining to the Trust may be obtained by writing to SEI

                  Financial Management Corporation, 680 East Swedesford Road,
                  Wayne, Pennsylvania 19087-1658 or by calling 1-800-437-6016.
                  All consideration received by the Trust for shares of any
                  Portfolio and all assets of such portfolio belong to that
                  portfolio and would be subject to liabilities related
                  thereto.
                     The Trust pays its expenses, including fees of its
                  service providers, audit and legal expenses, expenses of
                  preparing prospectuses, proxy solicitation materials and
                  reports to shareholders, costs of custodial services and
                  registering the shares under federal and state securities
                  laws, pricing, insurance expenses, including litigation and other extraordinary expenses, brokerage costs, interest
                  charges, taxes and organization expenses.
                     Certain shareholders in one or more of the Portfolios may
                  obtain asset allocation services with respect to their
                  investments in such Portfolios. If a sufficient amount of a
                  Portfolio's assets are subject to such asset allocation
                  services, the Portfolio may incur higher transaction costs and a higher portfolio turnover rate than would otherwise be anticipated as a result of redemptions and purchases of
                  Portfolio shares pursuant to such services.
Trustees of the   The management and affairs of the Trust are supervised by
Trust             the Trustees under the laws of the Commonwealth of
                  Massachusetts. The Trustees have approved contracts under
                  which, as described above, certain companies provide
                  essential management services to the Trust.
Voting Rights     Each share held entitles the shareholder of record to one
                  vote. Each portfolio of the Trust will vote separately on
                  matters relating solely to that portfolio. Each class will vote separately on matters pertaining to its distribution
                  plan. As a Massachusetts business trust, the Trust is not
                  required to hold annual meetings of shareholders but
                  approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least
                  10% of the outstanding shares of the Trust. In the event
                  that such a meeting is requested the Trust will provide
                  appropriate assistance and information to the shareholders requesting the meeting.
Reporting         The Trust issues unaudited financial information
                  semiannually and audited financial statements annually. The
                  Trust furnishes proxy statements and other reports to
                  shareholders of record.
Shareholder       Shareholder inquires should be directed to DST Systems,
Inquiries         Inc., P.O. Box 419240, Kansas City, MO 64141-6240.
Dividends         Substantially all of the net investment income (exclusive of capital gains) of the Portfolio is periodically declared and paid as a dividend. Currently, capital gains, if any, are distributed at least annually.
                     Shareholders automatically receive all income dividends
                  and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to SFM at least 15 days prior to the distribution.

                     Dividends and capital gains of each Portfolio are paid on
                  a per-share basis. The value of each share will be reduced by the amount of any such payment. If shares are purchased shortly before the record date for dividend or capital gains distributions, a shareholder will pay the full price for the shares and receive some portion of the price back as a
                  taxable dividend or distribution.
                     The dividends on Class D shares will normally be lower
                  than on Class A shares of a Portfolio because of the
                  additional distribution and transfer agent expenses charged to Class D shares.
Counsel and       Morgan, Lewis & Bockius serves as counsel to the Trust.
Independent       Price Waterhouse LLP serves as the independent public
Accountants       accountants of the Trust.
Custodian and     State Street Bank and Trust Company, 225 Franklin Street,
Wire Agent        Boston, MA 02110, acts as Custodian for the assets of Core
                  International Equity and Emerging Markets Equity Portfolios and The Chase Manhattan Bank, N.A., Chase MetroTech Center,
                  Brooklyn, NY 11245, acts as Custodian for the assets of the European Equity, Pacific Basin Equity and International
                  Fixed Income Portfolios (each a "Custodian" and, together, the Custodians). The Custodian holds cash, securities and other assets of the Trust as required by the 1940 Act.
                  CoreStates Bank, N.A., Broad and Chestnut Streets, P.O. Box
                  7618, Philadelphia, PA 19101 acts as wire agent of the Trust's assets.

DESCRIPTION
OF PERMITTED
INVESTMENTS
AND RISK FACTORS ______________________________________________________________
                  The following is a description of the permitted investment practices for the Portfolio, and the associated risk
                  factors:
American          ADRs are securities, typically issued by a U.S. financial
Depositary        institution (a "depositary"), that evidence ownership
Receipts          interests in a security or a pool of securities issued by a
("ADRs"),         foreign issuer and deposited with the depositary. ADRs
Continental       include American Depositary Shares and New York Shares.
Depositary        EDRs, which are sometimes referred to as Continental
Receipts          Depositary Receipts ("CDRs"), are securities, typically
("CDRs"),         issued by a non-U.S. financial institution, that evidence
European          ownership interests in a security or a pool of securities
Depositary        issued by either a U.S. or foreign issuer. GDRs are issued
Receipts          globally and evidence similar ownership management.
("EDRs") and      Generally, ADRs are designed for trading in the U.S.
Global            securities market, EDRs are designed for trading in European
Depositary        securities markets and GDRs are designed for trading in non-
Receipts          U.S. securities markets. ADRs, EDRs, CDRs and GDRs may be
("GDRs")          available for investment through "sponsored" or
                  "unsponsored" facilities. A sponsored facility is
                  established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored
                  facility may be established by a depositary without
                  participation by the issuer of the receipt's underlying
                  security. Holders of an unsponsored depositary receipt
                  generally bear
                  all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the
                  issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the
                  deposited securities.
Bankers'          Bankers' acceptances are bills of exchange or time drafts
Acceptances       drawn on and accepted by a commercial bank. Bankers'
                  acceptances are issued by corporations to finance the
                  shipment and storage of goods. Maturities are generally six months or less.
Certificates of   Certificates of deposit are interest bearing instruments
Deposit           with a specific maturity. They are issued by banks and
                  savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market
                  prior to maturity. Certificates of deposit with penalties
                  for early withdrawal will be considered illiquid.
Commercial        Commercial paper is a term used to describe unsecured short-
Paper             term promissory notes issued by banks, municipalities,
                  corporations and other entities. Maturities on these issues vary, generally from a few to 270 days.
Convertible       Convertible securities are corporate securities that are
Securities        exchangeable for a set number of another security at a
                  prestated price. Convertible securities typically have
                  characteristics similar to both fixed income and equity
                  securities. Because of the conversion feature, the market
                  value of a convertible security tends to move with the
                  market value of the underlying stock. The value of a
                  convertible security is also affected by prevailing interest rates, the credit quality of the issuer, and any call
                  provisions.
Equity            Equity securities represent ownership interests in a company
Securities        or corporation and consist of common stock, preferred stock, warrants and rights to subscribe to common stock and in
                  general, any security that is convertible into or
                  exchangeable for common stock. Investments in common stocks are subject to market risks which may cause their prices to fluctuate over time. The value of convertible securities is also affected by prevailing interest rates, the credit
                  quality of the issuer and any call provisions. Changes in
                  the value of fund securities will not necessarily affect
                  cash income derived from these securities but will affect a
                  Portfolio's net asset value.
Fixed Income      Fixed income securities are debt obligations issued by
Securities        corporations, municipalities and other borrowers. The market value of fixed income investments will generally change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal will also affect the value of these investments. Changes in the value of portfolio securities will not affect cash income derived from these securities but will affect a Portfolio's net asset value.

                     The International Fixed Income Portfolio may invest in
                  securities rated in the fourth highest category by an NRSRO;
                  such securities, while still investment grade, are
                  considered to have speculative characteristics. The Emerging
                  Markets Equity Portfolio may invest up to 5% of its net
                  assets in securities rated lower than investment grade.
                  Bonds rated below investment grade are often referred to as
                  "junk bonds." Such securities involve greater risk of
                  default or price declines than investment grade securities due to changes in the issuer's creditworthiness and the
                  outlook for economic growth. The market for these securities may be less active, causing market price volatility and
                  limited liquidity in the secondary market. This may limit
                  the Emerging Market Equity Portfolio's ability to sell such securities at their market value. In addition, the market
                  for these securities may be adversely affected by
                  legislative and regulatory developments. Credit quality in the junk bond market can change suddenly and unexpectedly, and even recently issued credit ratings may not fully
                  reflect the actual risks imposed by a particular security.
Forward Foreign   A forward contract involves an obligation to purchase or
Currency          sell a specific currency amount at a future date, agreed
Contracts         upon by the parties, at a price set at the time of the
                  contract. A Portfolio may also enter into a contract to
                  sell, for a fixed amount of U.S. dollars or other
                  appropriate currency, the amount of foreign currency
                  approximating the value of some or all of the Portfolio's
                  securities denominated in such foreign currency.
                     At the maturity of a forward contract, the Portfolio may
                  either sell a portfolio security and make delivery of the
                  foreign currency, or it may retain the security and
                  terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the
                  same currency trader, obligating it to purchase, on the same maturity date, the same amount of the foreign currency. The
                  Portfolio may realize a gain or loss from currency
                  transactions.
Futures           Futures contracts provide for the future sale by one party
Contracts and     and purchase by another party of a specified amount of a
Options on        specific security at a specified future time and at a
Futures           specified price. An option on a futures contract gives the
Contracts         purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. A Portfolio may use futures contracts and related options for bona fide hedging purposes, to offset changes in the value of securities held or expected to be acquired or be disposed of, to minimize fluctuations in foreign currencies, or to gain exposure to a particular market or instrument. A Portfolio will minimize the risk that it will be unable to close out a futures contract by only entering into futures contracts which are traded on national futures exchanges. In addition, a Portfolio will only sell covered futures contracts and options on futures contracts.
                     Stock index futures are futures contracts for various
                  stock indices that are traded on registered securities exchanges. A stock index futures contract obligates the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made.

                     A stock index futures contract is a bilateral agreement
                  pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount
                  times the difference between the stock index value at the
                  close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the stocks comprising the Index is made; generally
                  contracts are closed out prior to the expiration date of the contract. No price is paid upon entering into futures
                  contracts. Instead, a Portfolio would be required to deposit an amount of cash or U.S. Treasury securities known as
                  "initial margin." Subsequent payments, called "variation
                  margin," to and from the broker, would be made on a daily
                  basis as the value of the futures position varies (a process known as "marking to market"). The margin is in the nature of a performance bond or good-faith deposit on a futures
                  contract.
                     There are risks associated with these activities,
                  including the following: (1) the success of a hedging
                  strategy may depend on an ability to predict movements in
                  the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an
                  imperfect or no correlation between the changes in market
                  value of the securities held by the Portfolio and the prices of futures and options on futures; (3) there may not be a
                  liquid secondary market for a futures contract or option;
                  (4) trading restrictions or limitations may be imposed by an exchange; and (5) government regulations may restrict
                  trading in futures contracts and futures options.
                     A Portfolio may enter into futures contracts and options
                  on futures contracts traded on an exchange regulated by the
                  Commodities Futures Trading Commission ("CFTC"), as long as, to the extent that such transactions are not for "bona fide hedging purposes," the aggregate initial margin and premiums on such positions (excluding the amount by which such
                  options are in the money) do not exceed 5% of a Portfolio's net assets. A Portfolio may buy and sell futures contracts and related options to manage its exposure to changing
                  interest rates and securities prices. Some strategies reduce a Portfolio's exposure to price fluctuations, while others tend to increase its market exposure. Futures and options on futures can be volatile instruments and involve certain
                  risks that could negatively impact a Portfolio's return.
                     In order to avoid leveraging and related risks, when a
                  Portfolio purchases futures contracts, it will collateralize its position by depositing an amount of cash or cash
                  equivalents, equal to the market value of the futures
                  positions held, less margin deposits, in a segregated
                  account with the Trust's custodian. Collateral equal to the current market value of the futures position will be marked to market on a daily basis.
Illiquid          Illiquid securities are securities that cannot be disposed
Securities        of within seven business days at approximately the price at which they are being carried on the Portfolio's books. An
                  illiquid security includes a demand instrument with a demand notice period exceeding seven days, when there is no
                  secondary market for such security and repurchase agreements with durations over seven days in length. In addition, the
                  Emerging Markets Equity Portfolio believes that carefully
                  selected investments in joint ventures, cooperatives,
                  partnerships,
                  private placements, unlisted securities and other similar
                  situations (collectively, "special situations") could
                  enhance the Portfolio's capital appreciation potential.
                  Investments in special situations may be illiquid, as
                  determined by the Portfolio's advisers based on criteria
                  approved by the Board of Trustees. To the extent these
                  investments are deemed illiquid, the Portfolio's investment in them will be consistent with its 10% restriction on
                  investment in illiquid securities.
Investment        Because of restrictions on direct investment by U.S.
Companies         entities in certain countries, investment in other
                  investment companies may be the most practical or only
                  manner in which an international and global fund can invest in the securities markets of those countries. A Portfolio
                  does not intend to invest in other investment companies
                  unless, in the judgment of its advisers, the potential
                  benefits of such investments exceed the associated costs
                  relative to the benefits and costs associated with direct
                  investments in the underlying securities.
                     Investments in closed-end investment companies may
                  involve the payment of substantial premiums above the net
                  asset value of such issuer's portfolio securities, and are subject to limitations under the 1940 Act. A Portfolio may also incur tax liability to the extent it invests in the
                  stock of a foreign issuer that constitutes a "passive
                  foreign investment company."
                     As a shareholder in an investment company, a Portfolio
                  would bear its ratable share of that investment company's
                  expenses, including its advisory and administration fees. In accordance with applicable state regulatory provisions, the advisers have agreed to waive its management fee with
                  respect to the portion of this Portfolio's assets invested in shares of other open-ended investment companies. The
                  Portfolio continues to pay its own management fees and other expenses with respect to their investments in shares of
                  closed-end investment companies.
Obligations       Supranational entities are entities established through the
ofSupranational   joint participation of several governments and include the
Entities          Asian Development Bank, the Inter-American Development Bank,
                  International Bank for Reconstruction and Development (World
                  Bank), African Development Bank, European Economic
                  Community, European Investment Bank and the Nordic
                  Investment Bank.
Options           A put option gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period. A call option gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract.
                  The initial purchase (sale) of an option contract is an "opening transaction." In order to close out an option position, a Portfolio may enter into a "closing transaction," which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened.

                     A Portfolio may purchase put and call options to protect
                  against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market
                  value of securities that the Portfolio may seek to purchase in the future. A Portfolio purchasing put and call options pays a premium therefor. If price movements in the
                  underlying securities are such that exercise of the options would not be profitable for the Portfolio, loss of the
                  premium paid may be offset by an increase in the value of
                  the Portfolio's securities or by a decrease in the cost of acquisition of securities by the Portfolio.
                     A Portfolio may write covered call options as a means of
                  increasing the yield on its fund and as a means of providing limited protection against decreases in its market value.
                  When a Fund sells an option, if the underlying securities do not increase or decrease to a price level that would make
                  the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Portfolio will realized as profit the premium received for such option. When a call option of which a Portfolio is the writer is exercised, the Portfolio will be required to sell the underlying securities to the option holder at the strike price, and will not participate in any increase in
                  the price of such securities above the strike price. When a put option of which a Portfolio is the writer is exercised, the Portfolio will be required to purchase the underlying
                  securities at the strike price, which may be in excess of
                  the market value of such securities.
                     A Portfolio may purchase and write options on an exchange
                  or over-the-counter. Over-the-counter options ("OTC
                  options") differ from exchange-traded options in several
                  respects. They are transacted directly with dealers and not with a clearing corporation, and therefore entail the risk of non-performance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to
                  information from a market maker. It is the position of the
                  SEC that OTC options are generally illiquid.
                     A Portfolio may purchase and write put and call options
                  on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter markets) to manage its exposure to
                  exchange rates. Call options on foreign currency written by a Portfolio will be "covered," which means that the
                  Portfolio will own an equal amount of the underlying foreign currency. With respect to put options on foreign currency
                  written by a Portfolio, the Portfolio will establish a
                  segregated account with its custodian bank consisting of
                  cash or liquid, high grade debt securities in an amount
                  equal to the amount the Portfolio would be required to pay upon exercise of the put.
                     A Portfolio may purchase and write put and call options
                  on indices and enter into related closing transactions. Put and call options on indices are similar to options on
                  securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is
                  greater than (or less than, in the case of puts) the
                  exercise price of the option. This
                  amount of cash is equal to the difference between the
                  closing price of the index and the exercise price of the
                  option, expressed in dollars multiplied by a specified
                  number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual
                  securities. A Portfolio may choose to terminate an option
                  position by entering into a closing transaction. The ability of a Portfolio to enter into closing transactions depends
                  upon the existence of a liquid secondary market for such
                  transactions.
                     The Portfolio may engage in writing covered call options.
                  Under a call option, the purchaser has the right to purchase and the writer (the Portfolio) the obligation to sell the
                  underlying security at the exercise price during the option period. Options purchased by the Portfolio will be listed on a national securities exchange. In order to close out an
                  option position, the Portfolio may enter into a "closing
                  purchase transaction," which involves the purchase of an
                  option on the same security at the same exercise price and expiration date. If the Portfolio is unable to effect a
                  closing purchase transaction with respect to an option it
                  has written, it will not be able to sell the underlying
                  security until the option expires or the Portfolio delivers the security upon exercise. Permissible options include
                  options on stock indices.
                     All options written on indices must be covered. When a
                  Portfolio writes an option on an index, it will establish a segregated account containing cash or liquid high grade debt securities with its Custodian in an amount at least equal to the market value of the option and will maintain the account while the option is open or will otherwise cover the
                  transaction.
                     Risk Factors: Risks associated with options transactions
                  include: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in
                  interest rates; (2) there may be an imperfect correlation
                  between the movement in prices of options and the securities underlying them; (3) there may not be a liquid secondary
                  market for options; and (4) while a Portfolio will receive a premium when it writes covered call options, it may not
                  participate fully in a rise in the market value of the
                  underlying security.
Privatizations    Privatizations are foreign government programs for selling all or part of the interests in government owned or
                  controlled enterprises. The ability of a U.S. entity to
                  participate in privatizations in certain foreign countries may be limited by local law, or the terms on which a
                  Portfolio may be permitted to participate may be less
                  advantageous than those applicable for local investors.
                  There can be no assurance that foreign governments will
                  continue to sell their interests in companies currently
                  owned or controlled by them or that privatization programs will be successful.
Repurchase        Repurchase agreements are agreements by which a Portfolio
Agreements        obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including
                  principal and interest) on an agreed upon date within a
                  number of days from
                  the date of purchase. The Custodian or its agent will hold the security as collateral for the repurchase agreement.
                  Collateral must be maintained at a value at least equal to
                  102% of the purchase price. The Portfolio bears a risk of
                  loss in the event the other party defaults on its
                  obligations and the Portfolio is delayed or prevented from its right to dispose of the collateral securities or if the
                  Portfolio realizes a loss on the sale of the collateral
                  securities. The advisers will enter into repurchase
                  agreements on behalf of a Portfolio only with financial
                  institutions deemed to present minimal risk of bankruptcy
                  during the term of the agreement based on guidelines
                  established and periodically reviewed by the Trustees.
                  Repurchase agreements are considered loans under the 1940
                  Act.
Securities of     There are certain risks connected with investing in foreign
Foreign Issuers   securities. These include risks of adverse political and
                  economic developments (including possible governmental
                  seizure or nationalization of assets), the possible
                  imposition of exchange controls or other governmental
                  restrictions, less uniformity in accounting and reporting
                  requirements, the possibility that there will be less
                  information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing
                  court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting
                  repatriation of capital invested abroad and difficulties in transaction settlements and the effect of delay on
                  shareholder equity. Foreign securities may be subject to
                  foreign taxes, and may be less marketable than comparable
                  U.S. securities. The value of a Portfolio's investments
                  denominated in foreign currencies will depend on the
                  relative strengths of those currencies and the U.S. dollars, and a Portfolio may be affected favorably or unfavorably by changes in the exchange rates or exchange control
                  regulations between foreign currencies and the U.S. dollar.
                  Changes in foreign currency exchange rates also may affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains if any, to be distributed to shareholders by a
                  Portfolio. Furthermore, emerging market countries may have less stable political environments than more developed
                  countries. Also it may be more difficult to obtain a
                  judgment in a court outside the United States.
Short Sales          A Portfolio may sell securities short against the box. A
                  short sale is "against the box" if at all times during which the short position is open, the Portfolio owns at least an equal amount of the securities or securities convertible
                  into, or exchangeable without further consideration for,
                  securities of the same issue as the securities that are sold short.
Swaps, Caps,      Interest rate swaps, mortgage swaps, currency swaps and
Floorsand         other types of swap agreements such as caps, floors and
Collars           collars are designed to permit the purchaser to preserve a return or spread on a particular investment or portion of its portfolio, and to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate times a "notional principal amount," in return for payments equal to a fixed rate times the same amount, for a specific period of time. If a swap agreement provides

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                  for payment in different currencies, the parties might agree to exchange the notional principal amount as well. Swaps may also depend on other prices or rates, such as the value of an index or mortgage prepayment rates.
                     In a typical cap or floor agreement, one party agrees to
                  make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to
                  receive payments to the extent that a specific interest rate exceeds an agreed-upon level, while the seller of an
                  interest rate floor is obligated to make payments to the
                  extent that a specified interest rate falls below an agreed-
                  upon level. An interest rate collar combines elements of
                  buying a cap and selling a floor.
                     Swap agreements are sophisticated hedging instruments
                  that typically involve a small investment of cash relative to the magnitude of risk assumed. As a result, swaps can be highly volatile and have a considerable impact on a
                  Portfolio's performance. Swap agreements are subject to
                  risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. A Portfolio may also suffer losses if it is
                  unable to terminate outstanding swap agreements or reduce
                  its exposure through offsetting transactions. Any obligation a Portfolio may have under these types of arrangements will be covered by setting aside liquid high grade securities in a segregated account. A Portfolio will enter into swaps only with counterparties believed to be creditworthy.
Time Deposits     Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal
                  penalty are considered to be illiquid securities.
U.S. Government   Obligations issued or guaranteed by agencies of the U.S.
Agencies          Government, including, among others, the Federal Farm Credit
                  Bank, the Federal Housing Administration and the Small
                  Business Administration and obligations issued or guaranteed by instrumentalities of the U.S. Government, including, among others, the Federal Home Loan Mortgage Corporation, the Federal Land Banks and the U.S. Postal Service. Some of these securities are supported by the full faith and credit of the U.S. Treasury (e.g., Government National Mortgage
                  Association), and others are supported by the right of the issuer to borrow from the Treasury (e.g., Federal Farm
                  Credit Bank), while still others are supported only by the credit of the instrumentality (e.g., Federal National
                  Mortgage Association). Guarantees of principal by agencies or instrumentalities of the United Sates Government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity there might not be a market and thus no means of realizing on the obligation prior to maturity. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of these securities nor to the value of the Portfolio's shares.

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U.S. Treasury     U.S. Treasury obligations consist of bills, notes and bonds
Obligations       issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as
                  Separately Traded Registered Interest and Principal
                  Securities ("STRIPS").
Variable and      Certain obligations may carry variable or floating rates of
FloatingRate      interest, may involve a conditional or unconditional demand
Instruments       feature. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset
                  period, and may have a floor or ceiling on interest rate
                  changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice
                  exceeding seven days may be considered illiquid if there is no secondary market for such security.
Warrants          Warrants are instruments giving holders the right, but not the obligation, to buy equity or fixed income securities of a company at a given price during a specified period.
When-Issued and   When-issued or delayed delivery basis transactions involve
Delayed           the purchase of an instrument with payment and delivery
Delivery          taking place in the future. Delivery of and payment for
Securities        these securities may occur a month or more after the date of the purchase commitment. A Portfolio will maintain with its Custodian a separate account with liquid high grade debt securities or cash in an amount at least equal to these commitments. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to a Portfolio before settlement. These securities are subject to market fluctuation due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed.
                  Although a Portfolio generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities, a Portfolio may dispose of a when-issued security or forward commitment prior to settlement if it deems appropriate.
                     Additional information on other permitted investments can
                  be found in the Statement of Additional Information.

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